Exhibit 10.1

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

MAPLE MOUNTAIN PUMPKINS AND AGRICULTURE, INC.

AND

NOUVEAU EDUCATIONAL SYSTEMS, INC. AND
THE SECURITY HOLDERS OF NOUVEAU EDUCATIONAL SYSTEMS, INC.

INDEX
Page
ARTICLE I – Exchange of Securities

1.1           Issuance of Securities
1.2           Exemption from Registration
1.3           Private Placement
1.4           Shell Common Stock Outstanding
1.5           Conversion of Debt to Equity

ARTICLE II – Representations and Warranties of Nouveau

2.1           Organization
2.2           Capital
2.3           Subsidiaries
2.4           Directors and Officers
2.5           Financial Statements
2.6           Absence of Changes
2.7           Absence of Undisclosed Liabilities
2.8           Tax Returns
2.9           Investigation of Financial Condition
2.10           Intellectual Property Rights
2.11           Compliance with Laws
2.12           Litigation
2.13           Authority
2.14           Ability to Carry Out Obligations
2.15           Full Disclosure
2.16           Assets
2.17           Material Contracts
2.18           Indemnification 6
2.19           Criminal or Civil Acts
2.20           Restricted Securities

ARTICLE III – Representations and Warranties of Shell

3.1           Organization
3.2           Capital
3.3           Subsidiaries
3.4           Directors and Officers
3.5           Financial Statements
3.6           Absence of Changes
3.7           Absence of Undisclosed Liabilities
3.8           Tax Returns
3.9           Investigation of Financial Condition
3.10           Intellectual Property Rights
3.11           Compliance with Laws
3.12           Litigation
3.13           Authority
3.14           Ability to Carry Out Obligations
3.15           Full Disclosure
3.16           Assets

1 1 1 2 2 2 2 2 2 3 3 3 3 3 3 3 4 4 4 4 4 4 4 4 4 5 5 5 5 5 5 5 5 5 5 6 6 6 6 6 6

Page

      3.17           Material Contracts
      3.18           Indemnification
      3.19           Criminal or Civil Acts
      3.20           Bulleting Board Trading Status

ARTICLE IV – Covenants Prior to the Closing Date

4.1           Investigative Rights
4.2           Conduct of Business
4.3           Confidential Information
4.4           Notice of Non-Compliance
4.5           Audited Financial Statements

ARTICLE V – Conditions Precedent to Shell’s Performance

5.1           Conditions
5.2           Accuracy of Representations
5.3           Performance
5.4           Absence of Litigation
5.5           Officer’s Certificate
5.6           Other Conditions

ARTICLE VI – Conditions Precedent to Nouveau’s Performance

6.1           Conditions
6.2           Accuracy of Representations
6.3           Performance
6.4           Absence of Litigation
6.5           Officer’s Certificate
6.6           Payment of Liabilities
6.7           Directors of Shell
6.8           Officers of Shell
6.9           Cancellation of Shell Common Stock

ARTICLE VII – Closing

7.1           Closing
7.2           Breakup Fee
6 6 6 6 7 7 7 7 7 7 8 8 8 8 8 8 8 8 8 8 8 8 8 9 9 9 9

Page

ARTICLE VIII – Covenants Subsequent to the Closing Date

8.1           OTCBB Listing
8.2           Form 8-K

ARTICLE IX – Miscellaneous

9.1           Captions and Headings
9.2           No Oral Change
9.3           Non-Waiver
9.4           Time of Essence
9.5           Entire Agreement
9.6           Choice of Law
9.7           Counterparts
9.8           Notices
9.9           Binding Effect
9.10           Mutual Cooperation
9.11           Finders
9.12           Announcements
9.13           Expenses
9.14           Survival of Representations and Warranties
9.15           Exhibits
9.16           Termination, Amendment and Waiver
9 9 10 10 10 10 10 10 10 10 10 10 10 11 11 11 11 11

EXHIBITS

Allocation of Securities Subscription Agreement Financial Statements of Nouveau Material Contracts of Nouveau Financial Statements of Shell	Exhibit 1.1 Exhibit 1.2 Exhibit 2.5 Exhibit 2.17 Exhibit 3.5

AGREEMENT

THIS AGREEMENT (“Agreement”) is made this 2nd day of March 2009, by and between Maple Mountain Pumpkins and Agriculture, Inc., a Nevada corporation (“Shell”), Nouveau Educational Systems, Inc., a Nevada corporation (“Nouveau”), and the security holders of Nouveau (the “Nouveau Security Holders”) who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2 hereto.

WHEREAS, Shell desires to acquire all of the issued and outstanding common stock of Nouveau from the Nouveau Security Holders in exchange for newly issued unregistered shares of common stock of Shell;

WHEREAS, Nouveau desires to assist Shell in acquiring all of the issued and outstanding common stock of Nouveau pursuant to the terms of this Agreement; and

WHEREAS, all of the Nouveau Security Holders, by execution of Exhibit 1.2 hereto, agree to exchange all of the securities they hold in Nouveau for an equal number of the securities of Shell.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1           Issuance of Securities. Subject to the terms and conditions of this Agreement, Shell agrees to issue and exchange 21,899,000 fully paid and non-assessable unregistered shares of Shell’s $.001 par value common stock (the “Shell Shares”) for all 21,899,000 issued and outstanding shares of the $.001 par value common stock of Nouveau (the “Nouveau Shares”) held by the Nouveau Security Holders.  All Shell Shares will be issued directly to the Nouveau Security Holders on the date the transaction contemplated by this Agreement closes (the “Closing Date”), pursuant to the schedule set forth in Exhibit 1.1.  Shell shall also issue (i) options to purchase Shell common stock in the same amounts and upon the same terms and conditions as common stock issuable upon exercise of outstanding options issued by Nouveau, and (ii) Series A Preferred Stock in the same amounts and upon the same terms and conditions as the Series A Preferred Stock issued by Nouveau.  The names of the persons holding the outstanding options and the Series A Preferred Stock and the number of outstanding options and Series A Preferred Shares are set forth in Exhibit 1.1.  Nouveau shall be free to readjust ownership of the Preferred Shares and the Nouveau Shares so long as the number of such shares shall remain as described in Exhibit 1.1 below.

1.2           Exemption from Registration. The parties hereto intend that all Shell common stock to be issued to the Nouveau Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder, and that each shareholder of Nouveau receiving the Shell Shares shall be an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”).  In furtherance thereof, each of the Nouveau Security Holders will execute and deliver to Shell on the Closing Date a copy of the Subscription Agreement set forth in Exhibit 1.2 hereto.

1.3           Private Placement.  Prior to the Closing Date and as a condition to closing, Nouveau shall raise up to $3,000,000 (the “Private Placement”) through the placement of shares of Nouveau’s common stock which will be exchanged for Shell’s common stock based upon the issuance of one share of Shell common stock for each $1.00 invested in Nouveau.  To date, $1,899,000 has been raised. The Shell shares so issued will be in addition to the 21,899,000 shares of Shell common stock to be exchanged and issued hereunder and will include shares issued subsequent to the date hereof and prior to the Closing Date.

1.4           Shell Common Stock Outstanding. Shell shall have 1,250,000 shares outstanding on the Closing Date. On the Closing Date, certain Shell stockholders shall sell 25,000,000 shares to Nouveau for an aggregate of $350,000 and Nouveau shall then cancel the Shell shares so purchased.  The purchase price shall be payable at Closing as follows:  A cash payment of $75,000 and delivery of one or more promissory notes in the aggregate amount of $275,000 (the “Notes”).  Each Note shall bear interest at 6% per annum and shall be payable on July 1, 2010, subject to prepayment as set forth below.  Each Note shall be convertible into shares of Series A Preferred Stock at the rate of $1.00 per share.  In the event that the Company or Nouveau raises funds through the sale of equity stock or debt instruments prior to the maturity date of the Notes, 10% of the gross proceeds therefrom shall be used to prepay the Notes immediately upon receipt of the funds by the Company or Nouveau, as applicable.  Accordingly, following the closing of the Agreement, Shell shall have a total of 23,149,000 shares outstanding (excluding any additional shares of Shell to be issued to the purchasers in the Private Placement), comprised of 21,899,000 shares held by the Nouveau Security Holders and 1,250,000 shares retained by the original Shell stockholders.

1.5           Conversion of Debt to Equity. On or before the Closing Date Nouveau shall cause its control stockholder and related entities to convert $3,934,517 of debt owed to them by Nouveau for loans advanced by them to Nouveau into 3,934,517 shares of Nouveau Series A Preferred Stock which Series A Preferred Stock will be convertible into Nouveau common stock based upon a purchase price of $1.00 per share of Shell stock and which shall be duly booked as equity on the balance sheet of Nouveau.  All such securities issued by Shell will be converted into a like number of Series A Preferred Stock of Shell in accordance with Section 1.1 above and which shall be in addition to the 21,899,000 shares to be issued to the Nouveau Security Holders hereunder.

ARTICLE II

Representations and Warranties of Nouveau

Nouveau hereby represents and warrants to Shell that:

2.1           Organization. Nouveau is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital. The authorized capital stock of Nouveau consists of 50,000,000 authorized shares of $.001 par value common stock, of which 21,899,000 shares of common stock are outstanding and 5,000,000 shares of preferred stock of which approximately 3,934,517 shares are or shall be outstanding pursuant to Section 1.5 above. All of the outstanding securities of Nouveau are or will be upon issuance duly and validly issued, fully paid and non-assessable.  There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities (except as provided in Sections 1.3 and 1.5, above) or other agreements or commitments obligating Nouveau to issue any additional shares of its capital stock of any class except for five-year options issued to purchase up to 4,500,000 shares of Nouveau common stock at $1.00 held by nine executive officers,  directors, senior managers, or general counsel of Nouveau as designated in Exhibit 1.1.

2.3           Subsidiaries. Nouveau does not have any subsidiaries or own any interest in any other enterprise except Capital Pacific University, LLC. Nouveau operates its business under the name “Nouveau University.”

2.4           Directors and Officers. The names and titles of the directors and officers of Nouveau, or persons designated to become directors or officers of Shell, are as follows:

Name	Position
James Piccolo Laura Palmer Noone Gloria Zemla Dennis Shields Margie Traylor Hugh McBride Sharon Lechter	Chairman Chief Executive Officer, President and Director Chief Financial Officer Director Director Director Director

2.5           Financial Statements. Exhibit 2.5 hereto consists of the audited financial statements of Nouveau for the year ended March 31, 2008 (the “Nouveau Financial Statements”). The Nouveau Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Nouveau throughout the periods indicated, and fairly present the financial position of Nouveau as of the dates of the balance sheets included in the Nouveau Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the Nouveau Financial Statements.

2.6           Absence of Changes. Except as disclosed in the audited financial statements as of March 31, 2008 and 2007 (Exhibit 2.5) and as contemplated by this Agreement, there have not been any material change in the financial condition or operations of Nouveau.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7           Absence of Undisclosed Liabilities. As of March 31, 2008, Nouveau did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Nouveau Financial Statements.

2.8           Tax Returns. Nouveau has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by Nouveau.

2.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Shell, its legal counsel and accountants shall have the opportunity to meet with Nouveau’s accountants and attorneys to discuss the financial condition of Nouveau during reasonable business hours and in a manner that does not interfere with the normal operation of Nouveau’s business.  Nouveau shall make available to Shell all books and records of Nouveau, provided, however, that Nouveau will be under no obligation to provide any information subject to confidentiality provisions or waive any privilege associated with any such information.

2.10           Intellectual Property Rights. Nouveau owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11           Compliance with Laws. To the best of Nouveau’s knowledge, Nouveau has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12           Litigation. Nouveau is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Nouveau, threatened against or affecting Nouveau or its business, assets or financial condition.  Nouveau is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Nouveau is not engaged in any material litigation to recover monies due to it.

2.13           Authority. The Board of Directors of Nouveau has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Nouveau has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Nouveau and is enforceable in accordance with its terms and conditions.  By execution of Exhibit 1.2, the Nouveau Security Holders will have agreed to and approved the terms of this Agreement by the Closing Date.

2.14           Ability to Carry Out Obligations. To the best of Nouveau’s knowledge, the execution and delivery of this Agreement by Nouveau and the performance by Nouveau of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Nouveau is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Nouveau, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Nouveau.

2.15           Full Disclosure. None of the representations and warranties made by Nouveau herein or in any exhibit, certificate or memorandum furnished or to be furnished by Nouveau, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16           Assets. Nouveau’s assets as of March 31, 2008 are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.17           Material Contracts.  All of Nouveau’s material contracts are attached as Exhibit 2.17.  There exists no event of default or occurrence, condition or act on the part of Nouveau or, to the knowledge of Nouveau, on the part of any other party to any contract to which Nouveau is a party, which constitutes or would constitute (with or without notice or lapse of time or both) a breach of or default under any of such contracts, or cause or permit acceleration of any obligation of Nouveau or any other party.

              2.18           Indemnification. Nouveau agrees to indemnify, defend and hold Shell and Shell’s officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Shell which arise out of, or result from (i) any breach by Nouveau in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Nouveau under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by Nouveau in this Agreement.

2.19           Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Nouveau has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD (FINRA) judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20           Restricted Securities.  Nouveau and the Nouveau Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the Shell Shares issued by Shell are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of Shell

Shell represents and warrants to Nouveau that:

3.1           Organization. Shell is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2           Capital. The authorized capital stock of Shell currently consists of 500,000,000 shares of $.001 par value common stock, of which 26,250,000 shares are currently outstanding, and, in accordance with Section 1.4, 1,250,000 shares will be outstanding on the Closing Date.  Shell also has 5,000,000 shares of $.001 par value preferred stock authorized and none outstanding.  All of Shell’s outstanding securities are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Shell to issue any additional shares of its capital stock of any class except as described in Section 1.1 above; provided that the Shell has outstanding two convertible promissory notes, each in the amount of $2,500, and each of which will be paid in full at Closing without conversion.

3.3           Subsidiaries. Shell does not have any subsidiaries or own any interest in any other enterprise.

3.4           Directors and Officers. Kenneth Edwards is the sole executive officer and director of Shell.

3.5           Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of Shell for the years ended December 31, 2008 and 2007 (the “Shell Financial Statements”).  The Shell Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Shell throughout the periods indicated, and fairly present the financial position of Shell as of the dates of the balance sheets included in the Shell Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the Shell Financial Statements.

3.6           Absence of Changes. Since December 31, 2008, there has not been any material change in the financial condition or operations of Shell, except as contemplated by this Agreement.

3.7           Absence of Undisclosed Liabilities. As of December 31, 2008, Shell did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Shell Financial Statements.

3.8           Tax Returns. Shell has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

3.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Nouveau, its legal counsel and accountants shall have the opportunity to meet with Shell’s accountants and attorneys to discuss the financial condition of Shell.  Shell shall make available to Nouveau all books and records of Shell.

3.10           Intellectual Property Rights. Shell does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights.

3.11           Compliance with Laws. To the best of Shell’s knowledge, Shell has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12           Litigation. Shell is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Shell, threatened against or affecting Shell or its business, assets or financial condition.  Shell is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Shell is not engaged in any material litigation to recover monies due to it.

               3.13           Authority. The sole Director of Shell has authorized the execution of this Agreement and the transactions contemplated herein, and Shell has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Shell, and is enforceable in accordance with its terms and conditions.

3.14           Ability to Carry Out Obligations. The execution and delivery of this Agreement by Shell and the performance by Shell of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which Shell is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Shell, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Shell.

3.15           Full Disclosure. None of the representations and warranties made by Shell herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Shell or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16           Assets.  On the Closing Date Shell shall have no assets or liabilities.

3.17           Material Contracts.  Shell has no material contracts.

3.18           Indemnification. Shell agrees to indemnify, defend and hold Nouveau harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Nouveau, which arise out of, or result from (i) any breach by Shell in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Shell under this Agreement,  (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by Shell in this Agreement.

3.19           Criminal or Civil Acts. For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Shell has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (“Commission”) or NASD (FINRA) judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

3.20           Bulletin Board Trading Status. Shell shall be in compliance with all requirements for, and its common stock shall continue to be quoted on, the Electronic Bulletin Board on the Closing Date, such that the common stock of Shell may continue to be so quoted without interruption following the Closing Date.

ARTICLE IV

Covenants Prior to the Closing Date

4.1           Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2           Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3           Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4           Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

4.5           Audited Financial Statements.  Nouveau shall prepare financial statements for the years ended March 31, 2008 and 2007, and for the nine month periods ended December 31, 2008 and 2007.  The financial statements shall be prepared in accordance with generally accepted accounting principles and practices consistently followed by Nouveau throughout the periods indicated.  In addition, the financial statements of Nouveau for the years ended March 31, 2008 and 2007 shall be audited by an independent registered public firm duly registered with the Public Company Accounting Oversight Board.  The financial statements for the years ended March 31, 2008 and 2007 and the interim financial statements for the nine-month periods ended December 31, 2008 and 2007 shall also meet the requirements of Article VIII of Regulation S-X.  The financial statements required pursuant to this Section 4.5 shall be completed, the audit reports issued, and the financial statements delivered to Shell not less than one business day prior to the Closing Date.

ARTICLE V

Conditions Precedent to Shell’s Performance

5.1           Conditions. Shell’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  Shell may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Shell of any other condition of or any of Shell’s other rights or remedies, at law or in equity, if Nouveau shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Nouveau in this Agreement or in any written statement that shall be delivered to Shell by Nouveau under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance. Nouveau shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Nouveau on or before the Closing Date.

5.5           Officer’s Certificate. Nouveau shall have delivered to Shell a certificate dated the Closing Date signed by the Chief Executive Officer of Nouveau certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6           Other Conditions. Nouveau shall have completed the Private Placement as required under Section 1.3 and the conversion of its debt to equity as required under Section 1.5.

ARTICLE VI

Conditions Precedent to Nouveau’s Performance

6.1           Conditions. Nouveau’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. Nouveau may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Nouveau of any other condition of or any of Nouveau’s rights or remedies, at law or in equity, if Shell shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Shell in this Agreement or in any written statement that shall be delivered to Nouveau by Shell under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3           Performance. Shell shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Shell on or before the Closing Date.

6.5           Officer’s Certificate. Shell shall have delivered to Nouveau a certificate dated the Closing Date signed by the Chief Executive Officer of Shell certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6           Payment of Liabilities. On or before the Closing Date, Shell shall have paid all outstanding obligations and liabilities of Shell through the Closing Date, including obligations created subsequent to the execution of this Agreement.

6.7           Director of Shell. On the Closing Date, the sole Director of Shell shall resign and elect as directors the Nouveau directors as set forth in Section 2.4.  At least ten days prior to the Closing Date, Shell shall prepare, file and mail to its shareholders an information statement pursuant to Rule 14f-1 promulgated by the SEC (the “Information Statement”).  Nouveau shall cooperate with counsel for Shell and shall provide information reasonably requested by Shell for the Information Statement in a timely manner.

6.8           Officers of Shell. On the Closing Date, the newly constituted Board of Directors of Shell shall elect the officers of Nouveau as set forth in Section 2.4 and Shell’s existing executive officer shall resign.

6.9           Cancellation of Shell Common Stock. On the Closing Date, Nouveau shall cancel the 25,000,000 shares of common stock purchased by it from certain stockholders of Shell pursuant to Section 1.4.

ARTICLE VII

Closing

7.1           Closing. The closing of this Agreement shall be held at the offices of Gary A. Agron at any mutually agreeable time and date on or prior to April 1, 2009, unless extended by mutual agreement.  At the closing:

(a)
Nouveau shall deliver to Shell (i) copies of Exhibit 1.2 executed by the Nouveau Security Holders, (ii) certificates representing the outstanding Nouveau Shares duly endorsed to Shell, (iii) funds in the amount of $75,000 and duly executed Notes for the selling stockholder(s) pursuant to Section 1.4; (iv) the officer’s certificate described in Section 5.5, (v) signed minutes of its directors approving this Agreement; and

(b)
Shell shall deliver to the Nouveau Security Holders (i) stock certificates representing an aggregate of 21,899,000 shares of Shell’s common stock exchanged hereunder together with one share of Shell common stock for each $1.00 invested in the Nouveau Private Placement, all pursuant to the computations set forth in Exhibit 1.1 hereto, (ii) stock certificates representing approximately 3,934,517 shares of Shell’s Series A Preferred Stock and option grant forms representing the right to purchase up to 4,500,000 shares of Shell’s common stock for $1.00 per share, (iii) the officer’s certificate described in Section 6.5, (iv) signed minutes of its sole director approving this Agreement, and (v) resignations of its sole executive officer and director pursuant to Sections 6.7 and 6.8.

7.2           Breakup Fee.  If for any reason Nouveau is unwilling or unable to close this Agreement on or before date set forth in Section 7.1 above, and so long as Shell is willing and reasonably able to close, Nouveau shall pay a breakup fee of $25,000 to Shell to cover its estimated expenses in connection with this Agreement.  Upon execution of this Agreement Nouveau shall deposit $25,000 into escrow with counsel for Shell with instructions to release such funds to Shell in the event closing does not occur by the date set forth in Section 7.1 above, so long as Shell is willing and reasonably able to close.  In the event that closing occurs by such date, such funds shall be released from escrow as designated by Shell and credited against the $350,000 payable pursuant to Section 1.4 above.

ARTICLE VIII

Covenants Subsequent to the Closing Date

8.1           OTCBB Listing. Following the Closing Date, Shell shall use its best efforts to continue Shell’s common stock quotation on the Electronic Bulletin Board.

8.2           Form 8-K.   Within four business days of Closing, new management of Shell shall cause to be filed with the SEC a report on Form 8-K to provide the information required pursuant to Item 2.01 of Form 8-K, including, but not limited to, the Form 10 information required by Item 2.01(f) and the financial statements and pro forma financial information required by Item 9.01.

ARTICLE IX

Miscellaneous

9.1           Captions and Headings. The Article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law. This Agreement and its application shall be governed by the laws of the state of Nevada.

9.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Shell:	Maple Mountain Pumpkins and Agriculture, Inc. 706 Rildah Circle Kaysville, UT 84037 Attn: Ken Edwards, President
Nouveau:	Nouveau Educational Systems, Inc. 15011 N. 75th St. Scottsdale, AZ 85260 Attn: Laura Palmer Noone, President

9.9           Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10           Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11           Finders. There are no finders in connection with this transaction.

9.12           Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13           Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

9.14           Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.15           Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

9.16           Termination, Amendment and Waiver.

(a)           Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(1)           By mutual written consent of Nouveau and Shell;

(2)           By either Nouveau or Shell;
(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)	If the transaction shall not have been consummated on or before April 1, 2009.

(3)           By Nouveau, if Shell breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)           By Shell, if Nouveau breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)           Effect of Termination.  In the event of termination of this Agreement by either Shell or Nouveau, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Nouveau or Shell.

(c)           Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)           Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of Nouveau or Shell, action by its respective Board of Directors.

IN WITNESS WHEREOF, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

Maple Mountain Pumpkins and Agriculture, Inc.	Nouveau Educational Systems, Inc.

By:	/s/ Ken Edwards	By:	/s/ Laura Palmer Noone
	Ken Edwards, President		Laura Palmer Noone, President